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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)    June 10, 1999


                             VALLEY NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                                   ----------
                 (State or other jurisdiction of incorporation)

              0-11179                             22-2477875
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07470
                             -----------------------
                    (Address of principal executive offices)

                                 (973) 305-8800
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         On June 11, 1999,  Valley  National  Bancorp  completed its  previously announced acquisition of Ramapo Financial Corporation and Ramapo's wholly owned banking subsidiary, The Ramapo Bank. The acquisition was completed by merging Ramapo with and into Valley and The Ramapo Bank with and into Valley National Bank, Valley's banking subsidiary, pursuant to the Agreement and Plan of Merger dated as of December 17, 1998, among Valley, Ramapo, Valley National Bank and The Ramapo Bank. In the merger, each share of Ramapo common stock was converted into 0.44625 shares of Valley common stock. As of March 31, 1999, Ramapo had total assets of $334,868,000, total deposits of $293,674,000 and stockholders' equity of $34,909,000. A copy of the press release dated June 11, 1999 with respect to the merger is attached as Exhibit 99.1 to this form 8-K.

         On June 10, 1999, Valley's Board of Directors rescinded its previously announced repurchase program after 1,427,957 shares of Valley Common Stock had been repurchased. 1,322,043 shares had not yet been repurchased under the authorization. Rescinding the remaining authorization was undertaken, in connection with Valley's acquisition of Ramapo, to comply with certain of the pooling-of-intersts accounting rules as recently interpreted by the Securities and Exchange Commission. A copy of the press release dated June 10, 1999 with respect to Valley's Board of Directors decision to rescind its repurchase program is attached as Exhibit 99.2 to this Form 8-K.


Item 7.   Exhibits
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     99.1      Press Release dated June 11, 1999

     99.2      Press Release dated June 10, 1999



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       VALLEY NATIONAL BANCORP


Dated:  June 16, 1999               By: ALAN D. ESKOW
                                       -----------------------------
                                       Alan D. Eskow
                                       Corporate Secretary



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                                INDEX TO EXHIBITS


Exhibit No.              Description
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     99.1      Press Release dated June 11, 1999

     99.2      Press Release dated June 10, 1999